Use these links to rapidly review the document

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated May 9, 2013

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-179639

PROSPECTUS SUPPLEMENT
(To prospectus dated February 23, 2012)

$600,000,000

Ball Corporation

% Senior Notes due 2023

              Ball Corporation is offering $600 million in aggregate principal amount of        % Senior Notes due 2023. Ball Corporation will pay interest on the notes on                    and                    of each year, beginning                    , 2013. The notes will mature on                    , 2023. Ball Corporation may redeem the notes, in whole or in part, at its option at any time at the redemption prices described in this prospectus supplement under "Description of Notes—Optional Redemption." If a Change of Control Repurchase Event (as defined herein) occurs we will be required to offer to purchase the notes from the holders on terms described in this prospectus supplement.

              The notes will be senior unsecured obligations of Ball Corporation and will rank equally in right of payment to all of Ball Corporation's existing and future senior unsecured indebtedness and senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes. The notes will be effectively subordinated to all secured indebtedness of Ball Corporation to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not guarantors of the notes.

              The notes offered by this prospectus supplement will not be listed on any securities exchange.

              Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-12 of this prospectus supplement.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

(1)
Plus accrued interest from May    , 2013, if settlement occurs after that date.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

              The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about                , 2013.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch	Goldman, Sachs & Co.	Barclays

Wells Fargo Securities	RBS	KeyBanc Capital Markets	J.P. Morgan

Co-Managers

BNP PARIBAS	US Bancorp	Rabo Securities	PNC Capital Markets LLC

SMBC Nikko	ANZ Securities	UniCredit Capital Markets	Mitsubishi UFJ Securities

The date of this prospectus supplement is May    , 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission (the "SEC") for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

              Ball files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Ball's SEC filings will also be available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball's common stock is listed.

S-i

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The SEC allows the "incorporation by reference" of the information filed by Ball with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement will be deemed automatically to update and supersede this information. The documents listed below previously filed by Ball with the SEC are incorporated by reference herein:

  •
  Ball's Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

  •
  Ball's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013; and

  •
  Ball's Current Reports on Form 8-K filed with the SEC on January 31, 2013 (except with respect to Item 2.02) and April 25, 2013 (except with respect to Item 2.02).

              Whenever, before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Unless the context requires otherwise, all references to this prospectus supplement or the accompanying prospectus include the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

              If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

S-ii

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

              Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our Form 10-K for the fiscal year ended December 31, 2012 and in this prospectus supplement. Some of the factors that we believe could affect our results include, but are not limited to:

  •
  fluctuation in customer and consumer growth, demand and preferences;

  •
  loss of one or more major customers or changes to contracts with one or more customers;

  •
  insufficient production capacity or overcapacity in foreign and domestic metal container industry production facilities and its impact on pricing;

  •
  changes in key management and personnel;

  •
  the ongoing global recession and its effects on liquidity, credit risk, asset values and the economy;

  •
  failure to achieve anticipated productivity improvements or production cost reductions, including those associated with capital expenditures;

  •
  changes in climate and weather;

  •
  fruit, vegetable and fishing yields;

  •
  power and natural resource costs or difficulty in obtaining supplies and energy, such as gas and electric power;

  •
  availability and cost of raw materials, as well as the increases in steel, aluminum and energy costs, and the ability or inability to include or pass on to customers changes in raw material costs;

  •
  changes in the pricing of our products and services; competition in pricing and the possible decrease in, or loss of, sales resulting therefrom;

  •
  insufficient or reduced cash flow;

  •
  the number and timing of the purchases of our common stock;

  •
  the effects of restrictive legislation, including with respect to packaging, such as recycling laws and developments regarding the reporting and use of conflict minerals;

  •
  interest rates affecting our debt;

  •
  labor strikes;

  •
  increases and trends in various employee benefits and labor costs, including pension, medical and health care costs as well as the rates of return projected and earned on assets and

S-iii

    discount rates used to measure future obligations and expenses of our defined benefit retirement plans and multiemployer plans;

  •
  antitrust, intellectual property, consumer and other litigation;

  •
  maintenance and capital expenditures;

  •
  goodwill impairment;

  •
  changes in generally accepted accounting principles or their interpretation;

  •
  the authorization, funding, availability and returns of contracts for the aerospace and technologies segment and the nature and continuation of those contracts and related services provided thereunder;

  •
  delays, extensions and technical uncertainties, as well as schedules of performance associated with such segment contracts;

  •
  political and economic instability, including periodic sell-offs on global equity markets, sanctions and the devaluation or revaluation of certain currencies;

  •
  business risks with respect to changes in currency exchange rates;

  •
  terrorist activity or war that disrupts our production or supply

  •
  regulatory action or laws affecting us or our customers or suppliers, or any of their respective products, including tax, environmental, health and workplace safety, including in respect of climate change, or chemicals or substances used in raw materials or in the manufacturing process, particularly publicity concerning Bisphenol-A, or BPA, a chemical used in the manufacture of epoxy coatings applied to many types of containers (including certain of those produced by us);

  •
  technological developments and innovations;

  •
  successful or unsuccessful acquisitions, joint ventures, or divestitures and the integration activities associated therewith;

  •
  changes to unaudited results due to statutory audits of our financial statements or management's evaluation of the our internal control over financial reporting; ongoing uncertainties surrounding sovereign debt of various European countries, including Greece, Portugal, Spain and Italy, as well as ratings agency downgrades of various government's debt;

  •
  loss contingencies related to income and other tax matters, including those arising from audits performed by national and local tax authorities; and

  •
  changes in government regulations, including those surrounding financial risk management, or any negative findings from a U.S. government audit or investigation.

              If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in these forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

 MARKET AND INDUSTRY DATA

              The market, industry or similar data presented herein are based upon estimates by our management, using various third party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus supplement.

S-v

SUMMARY

              This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to "Ball Corporation" or "Ball" refer only to Ball Corporation and not to any of its subsidiaries, and references to the "Company," "we," "us," "our" and similar terms refer to Ball Corporation and its consolidated subsidiaries.

 Our Company

              We are one of the world's leading suppliers of metal packaging to the beverage, food, personal care and household products industries. We are one of the largest manufacturers of metal beverage containers in the world and the largest in North America. Our packaging products are produced for a variety of end uses and are currently manufactured in plants around the world. We also provide aerospace and other technologies and services to governmental and commercial customers. We had net sales of $8.7 billion and EBITDA of $1.1 billion for the twelve months ended December 31, 2012.

              Our products include:

  •
  aluminum and steel beverage containers for carbonated soft drinks, beer, energy drinks and other beverages, of which in 2012 we produced approximately 43 billion recyclable beverage containers in the Americas, 5 billion containers in the People's Republic of China, or PRC, and 17 billion containers in Europe (excluding Russia), representing approximately 37 percent, 28 percent and 32 percent of total industry shipments, respectively;

  •
  two- and three-piece steel food containers for packaging vegetables, fruit, soups, meat, seafood, pet food and other aerosol products, of which we produced approximately 5 billion units in 2012 in North America, representing approximately 17 percent of total shipments; aerosol, paints and custom and specialty containers, of which our production represented approximately 39 percent of total annual North American steel aerosol shipments in 2012;

  •
  in the U.S. and Canada, we are the leading supplier of aluminum slugs used in the production of extruded aluminum containers and estimate our percentage of the total industry shipments to be approximately 87 percent; the European extruded aluminum aerosol facilities produced approximately 725 million extruded aluminum aerosol containers in 2012 used for personal care products and in December 2012, we acquired a Mexican extruded aluminum aerosol manufacturing facility; and

  •
  aerospace and other high technology products and services, including spacecraft, instruments and sensors, radio frequency systems and components, data exploitation solutions and a variety of advanced aerospace technologies and products that enable deep space missions.

              We sell our packaging products mainly to major beverage, food, personal care and household products companies with which we have developed long-term customer relationships. This is evidenced by our high customer retention and our large number of long-term supply contracts. While we have a diversified customer base, we sell a majority of our packaging products to relatively few major companies in North America, Europe, PRC, and Latin America, as do our equity joint ventures in the U.S. and Vietnam. Our significant customers include: Anheuser-Busch InBev n.v./s.a., Heineken N.V., MillerCoors LLC, PepsiCo Inc. and its affiliated bottlers, SABMiller plc, The Coca-Cola Company and its affiliated bottlers and Unilever N.V.

 Competitive Strengths

              We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:

  •
  Significant Presence in Multiple Markets—We are the largest manufacturer of metal beverage containers in North America. Our 2012 Americas metal beverage container shipments of approximately 43 billion recyclable beverage containers represented approximately 37 percent of total shipments in the Americas. In addition, we are the second largest metal beverage container producer in Europe, where our 2012 shipments of 17 billion cans represented approximately 32 percent of total European shipments (excluding Russia). We are one of the largest beverage container producers in the PRC and participate in joint ventures in the United States and Vietnam. We also have a strong position in North American steel food container and aerosol container manufacturing, with an approximate 17 and 39 percent share, respectively, of shipments in 2012. In the U.S. and Canada, we are the leading supplier of aluminum slugs used in the production of extruded aluminum containers and estimate our percentage of the total industry shipments to be approximately 87 percent. The European extruded aluminum aerosol facilities produced approximately 725 million aluminum aerosol containers in 2012. In December 2012 we acquired a Mexican extruded aluminum aerosol manufacturing facility.

  •
  Diversified Sources of Cash Flow—Our worldwide operations historically have generated significant cash flow. Our presence in multiple markets, including metal beverage containers, steel food containers and aerosol containers, extruded aluminum containers and the slugs used to produce them and high technology aerospace products, diversifies our potential sources of cash flow.

  •
  Low Cost Manufacturer with State-of-the-Art Facilities—Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality. Our international packaging segment also operates modern, efficient beverage container plants, with expertise in both steel and aluminum container production. In addition, we have strategically positioned our production sites to provide among the most cost-efficient and effective global coverage of any beverage container manufacturer. Our facilities are located in close proximity to the major geographic regions we serve and are close to our major customers' filling operations in order to minimize transportation costs.

  •
  Experienced Management—We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses. Our top ten senior executives average over 15 years of experience in the packaging industry.

  •
  Technological Leadership—We have extensive experience in improving productivity and designing innovative products. In particular, we have successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in container and end manufacturing techniques. Our packaging research and development activities are primarily conducted in the Ball Technology & Innovation Center located near Denver, Colorado, and at our modern technical center in Bonn, Germany. Current research and development efforts include the development of new sizes and types of metal containers as well as new uses for the current containers. Our innovation efforts continue to build momentum and play an important role in keeping us close to our customers.

  •
  High Quality Products and Service—We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality awards we have earned.

              We won four "Can of the Year" awards in the annual global contest held by The Canmaker magazine, a prominent industry trade publication. Our cans received awards in the following categories:

  •
  A Gold Award in the 2-Piece Beverage Can category, for our 24-oz. Miller Lite can with tactile ink that mimics the feel of an American football. The MillerCoors Grip Can is made with a unique process that uses raised ink which makes the can easier to grip when it is wet or dry.

  •
  A Gold Award in the Metal Bottles category, for our 16-oz. Alumi-Tek® bottle for Chaka Ale, a specialty craft beer from Oskar Blues and Sun King breweries. The 100-percent recyclable bottle is lightweight, unbreakable, efficient to ship and store, an excellent brand billboard and is impervious to light and oxygen—providing unparalleled flavor protection and long shelf life for the beer inside.

  •
  A Bronze Award in the 3-Piece Beverage Can category, for our throwback steel beverage can made for Churchkey beer. The retro steel beverage can uses a "church key" to open and is an homage to Americana and great craft beer.

  •
  A Commendation in the 3-Piece Food Can category, for our can made for Kikkoman Soy Sauce, a gallon-sized oblong can featuring superior flat sheet printing quality to differentiate the package.

              We were also awarded Top Honors in Metal Decorating at the 2012 IMDA Excellence in Quality Conference. Our high-quality can graphics won the following awards at the recent International Metal Decorator's Association (IMDA) conference in Bloomingdale, IL:

  •
  The Grand Award and Best of Category Award for Two-Piece Cans for the 12-oz. can for Sierra Nevada's Pale Ale craft beer. The can's graphics featured Ball's Eyeris® printing technique to reproduce Sierra Nevada's classic mountain vista image. It was produced at Ball's metal beverage packaging facility in Fairfield, CA.

  •
  The Award for Excellence for Two-Piece Cans for the 16-oz. beverage can for New Belgium Brewing's Fat Tire Amber Ale. The Eyeris printed can feature the brewery's iconic bicycle and was made at our metal beverage packaging plant in Fort Worth, TX.

  •
  The Best in Category for Aerosol Containers Award for the 9.5-oz. aerosol can for Barbasol's Pure Silk Moisturizing Shave Cream. The label was printed using our six-color hexachrome process, unique in the metal decorating industry.

  •
  The 2012 Decorator of the Year Award, which recognized Ball's Levi Boss, Graphics Specialty—Graphics Center of Excellence, Westminster, CO, and Roger Robinson, Inspector QC Chief, Rome, GA, metal beverage packaging plan for the exceptional metal decorating skills.

              Ball Aerospace & Technologies Corp. has been honored by The Boeing Company as a 2012 "Supplier of the Year" for outstanding avionics work, specifically on the F/A-18 and Harpoon antenna programs. We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.

 Drive for 10 Business Strategy

              Our overall business strategy is defined by our Drive for 10 vision, which at its highest level is a mindset around perfection, with a greater sense of urgency around our future success. Our Drive for 10 vision encompasses the following strategic levers that are key to growing our businesses and achieving long-term success:

  •
  Maximizing value in our existing businesses

  •
  Expanding into new products and capabilities

  •
  Aligning ourselves with the right customers and markets

  •
  Broadening our geographic reach, and

  •
  Leveraging our know-how and technological expertise to provide a competitive advantage

              We also maintain a clear and disciplined financial strategy focused on improving shareholder returns through:

  •
  Delivering earnings per share growth of 10 percent to 15 percent per annum over the long-term

  •
  Focusing on free cash flow generation

  •
  Increasing Economic Value Added (EVA®) dollars

              The cash generated by our businesses is used primarily: (1) to finance the Company's operations, (2) to fund strategic capital investments, (3) to fund stock buy-back programs and dividend payments and (4) to service the Company's debt. We will, when we believe it will benefit the Company and our shareholders, make strategic acquisitions, enter into joint ventures or divest parts of our Company. The compensation of many of our employees is tied directly to the Company's performance through our EVA incentive programs.

              During 2012 and 2011, we made progress on each of our Drive for 10 levers as described in the following:

  •
  Maximizing value in our existing businesses through reducing standard beverage container and end capacity in North America, the expansion of specialty container production to meet current demand, redeployment of surplus equipment to other global locations, closure of certain metal beverage facilities and relocating our European headquarters to Zurich, Switzerland, to gain business, customer and supplier efficiencies;

  •
  Expanding into new products and capabilities through expansion into extruded aluminum aerosol manufacturing with the acquisitions of Envases del Plata S.A. de C.V., a leading producer of extruded aluminum aerosol packaging in Mexico with a single manufacturing facility in San Luis Potosí, in December 2012 and Aerocan S.A.S., a leading European supplier of extruded aluminum aerosol containers, in January 2011;

  •
  Aligning ourselves with the right customers and markets by investing capital to meet double-digit volume growth for specialty beverage containers throughout the global network;

  •
  Broadening our geographic reach with the construction and startup of three beverage container manufacturing facilities in China, Brazil and Vietnam; and

  •
  Leveraging our technological expertise in packaging innovation and aerospace technologies to maintain our competitive advantage today and in the future; the backlog in our aerospace business increased 14 percent during 2012 to $1.0 billion.

              These ongoing business developments help us stay close to our customers while expanding and/or sustaining our industry positions with major beverage, food, personal care, household products and aerospace customers.

Industry Overview

              We operate in the packaging industry, which consists of metal, glass, plastic and paper-based products in the form of containers, bottles, cartons, boxes, closures and flexible packages for a variety of end uses, including food and beverage, consumer products, personal care, pharmaceutical and medical, household and food service, among others. The industry is global with companies of various sizes operating primarily on a local/regional basis as it is generally not economic to transport unfilled containers long distances. We hold leading positions in two of the industry's largest, more mature markets in North America and Europe that are expected to exhibit stable to moderate growth, as well as a leading position in the PRC and a significant position in Brazil, both of which are expanding growth markets. Worldwide shipments of metal beverage containers were approximately 290 billion units in 2012. The metal beverage container industry in the Americas is the largest with approximately 116 billion containers shipped in 2012, followed by Europe (excluding Russia) with approximately 54 billion containers. Shipments of steel food containers and aerosol containers in the U.S. and Canada are approximately 27 billion and 3 billion containers annually, respectively. Extruded aluminum aerosol shipments in Europe were approximately 3 billion containers, and aluminum slug shipments in North America were approximately 66,000 metric tonnes.

Recent Developments

Tender Offer

              We have commenced a tender offer to purchase for cash any and all of the Company's 7.125% Senior Notes due 2016 (the "2016 Notes"), which aggregated $375 million in principal amount outstanding as of March 31, 2013 (the "Tender Offer"). In connection with the Tender Offer, we also commenced a solicitation of consents to amend the indenture governing the 2016 Notes to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions thereunder.

              Holders who validly tender their 2016 Notes prior to 5:00 p.m. (New York City time) on May 22, 2013 will receive $1,053.22 per $1,000 principal amount of the 2016 Notes accepted for purchase (which amount includes a consent payment of $7.50 for each $1,000 principal amount of the 2016 Notes). Holders who validly tender their 2016 Notes after 5:00 p.m. (New York City time) on May 22, 2013 but prior to 9:00 a.m. (New York City time) on June 7, 2013, the expiration time of the Tender Offer (as such time may be extended), will receive $1,045.72 per $1,000 principal amount of the 2016 Notes accepted for purchase. In each case, holders who validly tender their 2016 Notes will receive accrued and unpaid interest on such principal amount of 2016 Notes accepted for purchase to, but not including, the applicable payment date.

              We intend to use a portion of the net proceeds from this offering to fund the purchase of the 2016 Notes accepted for purchase in the Tender Offer. The remaining net proceeds will be used to repay borrowings under our revolving credit facilities, and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the refinancing or repayment of debt, working capital, share repurchases, pension contributions or capital expenditures. In the event that less than all of the 2016 Notes are accepted for purchase pursuant to the Tender Offer, we currently intend, but have no obligation, to call for redemption in cash any remaining outstanding 2016 Notes pursuant to the redemption provisions in the indenture governing the 2016 Notes.

              The Tender Offer is subject to a number of conditions, including a financing condition that requires the completion of this offering on terms and conditions satisfactory to us for aggregate net proceeds that will equal an amount sufficient to pay the total consideration of all of the currently outstanding 2016 Notes that are validly tendered and accepted for purchase, plus all fees and expenses incurred in connection with the Tender Offer. The Tender Offer is being made only pursuant to the terms and subject to the conditions of the Tender Offer documents. This prospectus supplement does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2016 Notes, nor does it constitute an offer to sell or the solicitation of an offer to purchase or a solicitation of consents with respect to the 2016 Notes.

Refinancing of Credit Facilities

              Our existing credit facilities are scheduled to expire in December 2015. We are currently seeking commitments to replace, refinance and extend our existing credit facilities, but no assurance can be made as to the terms and conditions on which such commitments will be obtained or that such credit facility will close on terms acceptable to us or at all. Such credit facility, if consummated, will be on market terms and conditions, which may be less favorable terms and conditions than those contained in our existing credit facilities. This offering is not conditioned upon the replacement of our existing credit facilities. See "Description of Other Indebtedness—Existing Credit Facilities."

The Offering

              The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	Ball Corporation.
Notes Offered	$600 million in aggregate principal amount of notes.
Maturity Date	, 2023.
Interest Rate and Interest Payment Dates	% per annum, payable semiannually in arrears in cash on and of each year, beginning , 2013. Interest will accrue from , 2013.
Guarantees	Ball Corporation's operations are conducted through its subsidiaries. Ball Corporation's payment obligations under the notes will be fully and unconditionally guaranteed by certain of Ball Corporation's existing and future domestic restricted subsidiaries that are guarantors of Ball Corporation's other indebtedness. The notes will not be guaranteed by any of Ball Corporation's foreign subsidiaries.
The non-guarantor subsidiaries generated 39 percent of our net sales for the three months ended March 31, 2013, and held 61 percent of our assets as of March 31, 2013. See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."
Ranking	The notes will be senior unsecured obligations of Ball Corporation and will rank:

•

equally in right of payment to all of Ball Corporation's existing and future senior unsecured indebtedness and other liabilities, including trade payables and our outstanding 7.125% Senior Notes due 2016 (the "2016 notes"), our outstanding 7.375% Senior Notes due 2019 (the "2019 notes"), our outstanding 6.75% Senior Notes due 2020 (the "2020 notes"), our outstanding 5.75% Senior Notes due 2021 (the "2021 notes") and our outstanding 5% Senior Notes due March 2022 (the "2022 notes" and together with the 2016 notes, the 2019 notes, the 2020 notes and the 2021 notes, the "existing senior notes"); and

• senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes.
The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor's senior unsecured obligation and will rank:
• equally in right of payment to all of such subsidiary guarantor's existing and future senior unsecured debt and other liabilities, including trade payables; and
• senior in right of payment to all of such subsidiary guarantor's future debt, if any, that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

The notes will be effectively subordinated to any secured debt of Ball Corporation, including borrowings under Ball Corporation's senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not subsidiary guarantors.
As of March 31, 2013, on an as adjusted basis, after giving effect to this offering and the application of the net proceeds as described in "Use of Proceeds":

•

Ball Corporation and its subsidiaries would have had approximately $3.5 billion in aggregate principal amount of outstanding long-term debt on a consolidated basis, of which approximately $589 million would have been secured and an additional $684 million would have been available for borrowing on a secured basis under Ball Corporation's revolving credit facilities;

• approximately $2.1 billion in aggregate principal amount of Ball Corporation's and its subsidiary guarantors' outstanding debt would have consisted of the existing senior notes; and
• Ball Corporation's subsidiaries that are non-guarantors would have had approximately $2.5 billion in liabilities, excluding intercompany liabilities but including trade payables.
See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."
Change of Control	Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes—Repurchase upon Change of Control Repurchase Event."
Optional Redemption	We may redeem the notes at any time in whole, or from time to time in part, in each case, at our option at a redemption price equal to the greater of:
• 100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 50 basis points.

We will also pay the accrued and unpaid interest on the notes to but excluding the redemption date. See "Description of Notes—Optional Redemption."

Certain Covenants	The indenture governing the notes will contain certain restrictions, including limitations that restrict our ability and the ability of certain of our subsidiaries to incur secured indebtedness or enter into certain sale and leaseback transactions. See "Description of Notes—Certain Covenants."
Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $591 million after deducting underwriting discounts and commissions and estimated expenses related to this offering. We intend to use a portion of the net proceeds from this offering to fund the purchase of the 2016 Notes accepted for purchase in the Tender Offer. The remaining net proceeds will be used to repay borrowings under our revolving credit facilities, and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the refinancing or repayment of debt, working capital, share repurchases, pension contributions or capital expenditures. See "Recent Developments—Tender Offer" and "Use of Proceeds."
DTC Eligibility	The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under "Description of Notes—Book-Entry, Delivery and Form."
Form and Denomination	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
No Listing	We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.
Risk Factors	See "Risk Factors" beginning on page S-12 and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Corporate Information

              Our principal executive office is located at 10 Longs Peak Drive, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131. We also maintain a website at www.ball.com. The information on our website is not part of this prospectus supplement unless such information is specifically incorporated herein.

Summary Historical Financial Data

              The following table sets forth the selected historical consolidated financial data for the Company as of and for the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008, and the condensed consolidated financial data as of and for the three months ended March 31, 2013 and April 1, 2012. The information as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 was derived from our audited consolidated financial statements. The information as of and for the three months ended March 31, 2013 and April 1, 2012 was derived from our unaudited condensed consolidated financial statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes all contained in our Annual Report on Form 10-K filed with the SEC on February 22, 2013 and our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2013, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

						Three Months Ended
	Year Ended December 31,
						March 31, 2013	April 1, 2012
	2012	2011	2010	2009	2008
	(dollars in millions, except per share data)
Statement of Earnings Data:
Total net sales	$8,735.7	$8,630.9	$7,630.0	$6,710.4	$6,826.1	$1,991.0	$2,042.7
Cost of sales(1)	(7,174.0)	(7,081.2)	(6,254.1)	(5,517.9)	(5,699.5)	(1,643.5)	(1,687.7)
Depreciation and amortization	(282.9)	(301.1)	(265.5)	(243.1)	(249.9)	(72.5)	(69.0)
Selling, general and administrative	(385.5)	(381.4)	(356.8)	(309.0)	(259.4)	(109.3)	(99.6)
Business consolidation and other activities	(102.8)	(30.3)	11.0	(21.4)	(43.8)	(22.7)	(4.4)
Gain on sale of investment	—	—	—	34.8	7.1	—	—

Earnings before interest and taxes	$790.5	$836.9	$764.6	$653.8	$580.6	$143.0	$182.0

Net earnings from continuing operations	$429.3	$468.6	$548.6	$390.6	$315.3	$79.3	$93.4
Discontinued operations, net of tax	(2.8)	(2.3)	(74.9)	(2.2)	4.6	0.1	(0.3)

Net earnings	$426.5	$466.3	$473.7	$388.4	$319.9	$79.4	$93.1

Net earnings attributable to Ball Corporation:
Continuing operations	$406.3	$446.3	$542.9	$390.1	$314.9	$71.9	$88.6
Discontinued operations	(2.8)	(2.3)	(74.9)	(2.2)	4.6	0.1	(0.3)

Total net earnings attributable to Ball	$403.5	$444.0	$468.0	$387.9	$319.5	$72.0	$88.3

Earnings per share (EPS):
Basic EPS from continuing operations	$2.63	$2.70	$3.00	$2.08	$1.64	$0.48	$0.56
Basic EPS from discontinued operations	(0.02)	(0.01)	(0.41)	(0.01)	0.03	—	—

Total basic EPS	$2.61	$2.69	$2.59	$2.07	$1.67	$0.48	$0.56

Diluted EPS from continuing operations	$2.57	$2.64	$2.96	$2.05	$1.62	$0.47	$0.55
Diluted EPS from discontinued operations	(0.02)	(0.01)	(0.41)	(0.01)	0.03	—	—

Total diluted EPS	$2.55	$2.63	$2.55	$2.04	$1.65	$0.47	$0.55

Other Data:
EBITDA(2)(3)	$1,073.4	$1,138.0	$1,030.1	$896.9	$830.5	$215.5	$251.0
EBITDA margin	12.3%	13.2%	13.5%	13.4%	12.2%	10.8%	12.3%
Interest expense(4)	$(194.9)	$(177.1)	$(158.2)	$(117.2)	$(137.7)	$(44.8)	$(60.4)
Cash flow from operating activities, including discontinued operations	853.2	948.4	515.2	559.7	627.6	(324.6)	(218.3)
Cash flow from investing activities, including discontinued operations	(356.0)	(738.0)	(110.2)	(581.4)	(418.0)	(109.3)	(86.7)
Cash flow from financing activities	(486.9)	(216.8)	(459.6)	100.8	(205.5)	469.0	251.5
Capital expenditures, including discontinued operations	(305.0)	(443.8)	(259.4)	(187.1)	(306.9)	(88.7)	(76.0)
Cash dividends per common share	0.40	0.28	0.20	0.20	0.20	0.13	0.10
Ratio of earnings to fixed charges	3.7x	4.2x	4.4x	4.8x	3.7x	2.9x	2.8x

						As of
	As of December 31,
						March 31, 2013	April 1, 2012
	2012	2011	2010	2009	2008
	(dollars in millions, except per share data)
Balance Sheet Data:
Cash and cash equivalents	$174.1	$165.8	$152.0	$210.6	$127.4	$208.0	$106.8
Working capital(5)	653.6	465.8	922.4	468.8	262.6	879.8	704.3
Total assets	7,507.1	7,284.6	6,927.7	6,488.3	6,368.7	7,776.0	7,559.4
Total debt and capital lease obligations, including current maturities	3,305.1	3,144.1	2,812.3	2,596.2	2,410.1	3,830.9	3,628.9
Ball Corporation shareholders' equity	1,114.6	1,219.1	1,518.0	1,581.3	1,085.8	1,074.9	1,185.8
Total shareholders' equity	1,290.0	1,378.0	1,658.1	1,583.0	1,087.3	1,257.5	1,348.7

(1)
Excludes depreciation and amortization expense.

(2)
EBITDA represents earnings before interest, taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our financial performance and our management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies' financial performance in our industry. EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net earnings as an indicator of our operating performance. Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP. A reconciliation of EBITDA to net earnings attributable to Ball Corporation follows:

						Three Months Ended
	Year Ended December 31,
						March 31, 2013	April 1, 2012
	2012	2011	2010	2009	2008
	(dollars in millions)
EBITDA	$1,073.4	$1,138.0	$1,030.1	$896.9	$830.5	$215.5	$251.0
Depreciation and amortization	(282.9)	(301.1)	(265.5)	(243.1)	(249.9)	(72.5)	(69.0)

Earnings before interest and taxes	790.5	836.9	764.6	653.8	580.6	143.0	182.0
Interest expense	(194.9)	(177.1)	(158.2)	(117.2)	(137.7)	(44.8)	(60.4)

Earnings before taxes	595.6	659.8	606.4	536.6	442.9	98.2	121.6
Tax provision	(165.0)	(201.3)	(175.8)	(159.8)	(142.1)	(18.1)	(28.0)
Equity in results of affiliates, net of tax	(1.3)	10.1	118.0	13.8	14.5	(0.8)	(0.2)

Net earnings from continuing operations	429.3	468.6	548.6	390.6	315.3	79.3	93.4
Discontinued operations, net of tax	(2.8)	(2.3)	(74.9)	(2.2)	4.6	0.1	(0.3)

Net earnings	426.5	466.3	473.7	388.4	319.9	79.4	93.1
Less net earnings attributable to noncontrolling interests	(23.0)	(22.3)	(5.7)	(0.5)	(0.4)	(7.4)	(4.8)

Net earnings attributable to Ball Corporation	$403.5	$444.0	$468.0	$387.9	$319.5	$72.0	$88.3

(3)
EBITDA was impacted by net business consolidation and other activity (costs) gains, including sales of investments, of $(102.8) million, $(30.3) million, $11.0 million, $13.4 million and $(36.7) million for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively and $(22.7) million and $(4.4) million for the three months ended March 31, 2013 and April 1, 2012.

(4)
Interest expense includes debt refinancing costs of $(15.1) million and $(8.8) million for the years ended December 31, 2012 and 2010, respectively.

(5)
Working capital excludes assets held for sale related to the divestiture of the plastics packaging, Americas segment, for the years ended December 2009 and 2008.

RISK FACTORS

              You should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent Annual Report on Form 10-K, including Exhibit 99 thereto, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes

Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

              We have now and, after this offering, will continue to have a significant amount of debt. On March 31, 2013, on an as adjusted basis, after giving effect to this offering and the application of the net proceeds as described in "Use of Proceeds," we would have had total long-term debt of $3.5 billion (of which $600 million would have consisted of the notes, $587 million would have consisted of borrowings under our senior secured credit facilities, $2.1 billion would have consisted of our existing senior notes and $263 million would have consisted of other debt) and approximately $684 million available for additional borrowings under our revolving credit facilities. Our high level of debt could have important consequences, including the following:

  •
  use of a large portion of our cash flow to pay principal and interest on our notes, our senior secured credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

  •
  limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

              In addition, a substantial portion of our debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

              Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control.

              Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.

              We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our senior secured credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all.

Despite our current significant level of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

              We may be able to incur substantial additional debt in the future. Although our senior secured credit facilities contain, and the indentures governing our existing senior notes contain, restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. If new debt is added to our current debt levels, the substantial risks described above would intensify.

The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.

              Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, Ball Corporation and the subsidiary guarantors are parties to our senior secured credit facilities, which are secured by liens on the stock of substantially all of the subsidiaries of Ball Corporation and the subsidiary guarantors. The notes will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.

              As of March 31, 2013, the aggregate amount of our secured, long-term debt was approximately $778 million, and approximately $494 million was available for additional borrowings under our revolving credit facilities. We may be permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.

              The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. None of our foreign subsidiaries will guarantee the notes and certain of our domestic subsidiaries will not guarantee the notes. As of March 31, 2013, on an as adjusted basis, after giving effect to this offering and the application of the net proceeds as described in "Use of Proceeds," our non-guarantor subsidiaries would have had $2.5 billion of outstanding liabilities, excluding intercompany liabilities but including trade payables. In addition, the non-guarantor subsidiaries generated 39 percent of our net sales and 52 percent of our EBITDA for the three months ended March 31, 2013, and held 61 percent of our assets as of March 31, 2013.

              The terms of our debt impose, or will impose, restrictions on us that may affect our ability to successfully operate our business and our ability to make payments on the notes.

              The indentures governing our existing senior notes contain covenants that, among other things, limit our ability to:

  •
  incur additional debt and issue preferred stock;

  •
  pay dividends or make other restricted payments;

  •
  make certain investments;

  •
  create liens;

  •
  allow restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;

  •
  sell assets;

  •
  enter into sale and leaseback transactions;

  •
  merge or consolidate with other entities; and

  •
  enter into transactions with affiliates.

              These covenants could materially and adversely affect our ability to finance our future operations or capital needs and to engage in other business activities that may be in our best interest.

              All of these covenants may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply. A breach of these covenants could result in a default under the indenture governing our existing senior notes or, if it resulted in the acceleration of our obligations under the existing senior notes, under the indenture governing the notes and the 2022 notes. If there were an event of default under the indenture for the notes, holders of such defaulted notes could cause all amounts borrowed under the notes to be due and payable immediately.

The notes do not impose any limitations on our ability to incur additional debt, guarantees or other obligations.

              Although we will remain subject to the covenants contained in the indentures for our existing notes for so long as those notes remain outstanding, the indenture governing the notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Except for the limitations on granting liens on the capital stock and indebtedness of our subsidiaries and on certain limited assets we and certain of our subsidiaries own (or on entering into sale and leaseback transactions with respect to those assets) the indenture governing the notes does not restrict our ability to incur secured indebtedness, grant liens on our assets or to engage in sale and leaseback transactions. See "Description of Notes—Limitation on Liens" and "Description of Notes—Limitation on Sale and

Leaseback Transactions." In addition, the indenture governing to the notes does not contain many other restrictions contained in our existing senior notes, including limitations on asset sales or on paying dividends or making other restricted payments or investments.

We may not be able to service the notes because of our operational structure.

              The notes are obligations solely of Ball Corporation, and each subsidiary guarantee is the obligation solely of the applicable guarantor. Ball Corporation, the issuer of the notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Ball Corporation's subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Ball Corporation's subsidiaries are separate and distinct legal entities.

              Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from Ball Corporation's subsidiaries because the notes are not obligations of non-guarantor subsidiaries. Therefore, although Ball Corporation's operating subsidiaries may have cash, Ball Corporation may not be able to make payments on its debt. In addition, the non-guarantor subsidiaries are not obligated to make distributions to Ball Corporation. The ability of Ball Corporation's subsidiaries to make payments to Ball Corporation will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. Although the indentures governing the existing senior notes (other than the 2022 notes) limit the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us, such limitations are subject to a number of significant qualifications.

The definition of a Change of Control requiring us to repurchase the notes is limited, and the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.

              The term "Change of Control" (as used in the notes) is limited in scope and does not include every event that might cause the market price of the notes to decline. Furthermore, if we have an investment grade rating, we are required to repurchase the notes upon a Change of Control only if, during the 60 days after the earlier of such Change of Control or public announcement thereof (which period may be extended), such notes have a credit rating below investment grade. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. In addition, our existing senior notes (other than the 2022 notes) do not contain a similar limitation, such that we may be required to repurchase such existing senior notes upon the occurrence of a Change of Control even though we are not required to repurchase the notes. The indenture governing the notes does not contain any limitation on such repurchases.

We may not have sufficient funds to purchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.

              Holders of the notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under "Description of Notes—Repurchase Upon Change of Control Repurchase Event." We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes and any other then-existing indebtedness that may be tendered by the lenders thereof in such a circumstance. Furthermore, the terms of our then-existing indebtedness or other agreements may contain financial covenants, events of default provisions or other provisions that could be violated if a Change of Control were to occur or if we were required to repurchase the notes or other debt securities or repay indebtedness containing a similar repurchase or repayment requirement.

The subsidiary guarantees of the notes could be subordinated or voided by a court.

              Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

              In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Ball Corporation and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

              The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

              We cannot assure you, however, as to what standard a court would apply in making these determinations.

A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.

              If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.

              Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued Ball Corporation:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature;

then a court could:

  •
  avoid all or a portion of our obligations to the holders of the notes;

  •
  subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

  •
  take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

              In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.

              The measures of insolvency for the purposes of the above will be as described in the risk factor "The subsidiary guarantees of the notes could be subordinated or voided by a court." We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.

An active trading market may not develop for the notes.

              There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. A liquid trading market in the notes may not develop.

USE OF PROCEEDS

              We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $591 million after deducting the underwriting discounts and commissions and estimated expenses related to this offering. We intend to use a portion of the net proceeds from this offering to fund the purchase of the 2016 Notes accepted for purchase in the Tender Offer. The remaining net proceeds will be used to repay borrowings under our revolving credit facilities, and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the refinancing or repayment of debt, working capital, share repurchases, pension contributions or capital expenditures.

              Our revolving credit facilities mature on December 21, 2015. As of March 31, 2013, $485.7 million was outstanding under our revolving credit facilities, bearing interest at a rate of LIBOR + 1.75% and EURIBOR + 1.75%. Assuming that all of the 2016 Notes are repurchased in the Tender Offer at a purchase price equal to $1,053.22 per $1,000 principal amount of 2016 Notes accepted for purchase and the payment of accrued and unpaid interest on the 2016 Notes of approximately $6 million, approximately $401 million of the net proceeds from this offering will be used to repurchase the 2016 Notes and approximately $190 million will be used to repay borrowings under our revolving credit facilities. See "Recent Developments." Because the proceeds will be used to repurchase the 2016 Notes and to repay borrowings under our revolving credit facilities, the underwriters or their affiliates may receive their pro rata portion of proceeds from this offering to the extent that the underwriters or their affiliates hold any of our existing 2016 Notes and tender such notes in the Tender Offer or are lenders under our revolving credit facilities.

 CAPITALIZATION

              The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2013 (1) on an actual basis and (2) on an as adjusted basis after giving effect to the issuance of $600 million in aggregate principal amount of notes offered hereby and the application of the net proceeds as described in "Use of Proceeds."

	As of March 31, 2013
	Actual	As Adjusted(1)
	(dollars in millions)
Cash and cash equivalents	$208.0	$208.0

Long-term debt, including current portion:
Senior Secured Credit Facilities:
Multi-currency Revolver(2)	$485.7	$296.2
Term Loan Facilities(3)	290.5	290.5
7.125% Senior Notes due 2016	375.0	—
7.375% Senior Notes due 2019	325.0	325.0
6.75% Senior Notes due 2020	500.0	500.0
5.75% Senior Notes due 2021	500.0	500.0
5% Senior Notes due 2022	750.0	750.0
Notes offered hereby	—	600.0
Other debt(4)	262.9	262.9

Total long-term debt, including current portion	3,489.1	3,524.6
Total shareholders' equity	1,257.5	1,257.5

Total capitalization	$4,746.6	$4,782.1

(1)
Assumes that all of the 2016 Notes are purchased in the Tender Offer at a purchase price equal to $1,053.22 per $1,000 principal amount of the 2016 Notes accepted for purchase and assumes the payment of accrued and unpaid interest on the 2016 Notes of approximately $6 million. Additionally, reflects the retirement of the 2016 Notes as debt extinguished in accordance with accounting principles generally accepted in the United States of America.

(2)
Our revolving credit facility consists of a $1 billion U.S. dollar equivalent senior secured facility. At March 31, 2013, taking into account outstanding letters of credit, we had approximately $494 million available for borrowing.

(3)
On an actual and as adjusted basis, comprised of a $125.0 million Term A loan, a £38.2 million ($58.1 million) Term B Loan and a €83.8 million ($107.4 million) Term C Loan.

(4)
As of March 31, 2013, on an actual basis, other debt consisted of $237.1 million associated with the consolidation of Latapack-Ball, $32.9 million of Ball Asia Pacific Ltd. debt, $(9.1) million of unamortized discounts and $2.0 million of other debt. Other debt excludes $341.8 million of short-term debt which consisted of $170.7 million outstanding under uncommitted bank facilities and $171.0 million outstanding on the Company's accounts receivable securitization program.

 RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	2.9x	3.7x	4.2x	4.4x	4.8x	3.7x

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings, as defined below, by fixed charges, as defined below. For this purpose, "earnings" consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity and investees and fixed charges (b) less interest capitalized, and "fixed charges" consist of interest expensed and capitalized as well as interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

 DESCRIPTION OF OTHER INDEBTEDNESS

Existing Credit Facilities

    General

              Ball Corporation and certain of its subsidiaries, as borrowers, along with Deutsche Bank AG, New York Branch, as administrative agent, and various financial institutions (including certain affiliates of the underwriters), as lenders, are parties to a credit agreement, dated December 21, 2010, and a first amendment to credit agreement, dated July 3, 2012, in the amount of up to an aggregate U.S. dollar equivalent of approximately $1.4 billion in various tranches and currencies, referred to as the existing credit facilities.

              The following is a description of the general terms that are included in the existing credit facilities. This information relating to the existing credit facilities is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. A copy of the credit agreement was filed by Ball Corporation with the SEC as Exhibit 10.23 to Ball Corporation's Form 10-K, filed on February 28, 2011.

              The existing credit facilities were composed of the following as of March 31, 2013:

  •
  a multicurrency revolving credit facility in the U.S. dollar equivalent amount of $850.0 million, which will terminate on December 21, 2015;

  •
  a multicurrency revolving credit facility in the U.S. dollar equivalent amount of $150.0 million, which will terminate on December 21, 2015, referred to as the French revolving credit facility;

  •
  a U.S. dollar denominated term loan facility in the amount of $125.0 million which will mature on December 21, 2015, referred to as the Term A loan facility;

  •
  a British sterling denominated term loan facility in the amount of £38.2 million (or approximately $58.1 million) which will mature on December 21, 2015, referred to as the Term B loan facility; and

  •
  a euro denominated term loan facility in the amount of €83.8 million (or approximately $107.4 million) which will mature on December 21, 2015, referred to as the Term C loan facility.

    Amortization

              The term loans are amortized quarterly from December 31, 2011, through the date of maturity for each facility according to the schedule set forth below. In 2012, Ball prepaid the March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013 quarterly payments for the US dollar denominated Term A Loan. In 2013, Ball prepaid the March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013 quarterly payments for the GBP denominated Term B loan. In 2013, Ball prepaid the March 31, 2013 and June 30, 2013 quarterly payments for the Euro denominated Term C loan.

Year	Term A Loan Facility	Term B Loan Facility	Term C Loan Facility
2011	1.25%	1.25%	1.25%
2012	7.50%	7.50%	7.50%
2013	16.25%	16.25%	16.25%
2014	30.0%	30.0%	30.0%
2015	45.0%	45.0%	45.0%

    Interest

              For purposes of calculating interest, loans under the credit agreement are designated as Eurocurrency Rate Loans or, in certain circumstances, Base Rate Loans.

              Eurocurrency Rate Loans that are dollar denominated bear interest at the interbank eurocurrency rate plus a borrowing margin as described below. Eurocurrency Rate Loans that are non-dollar denominated bear interest at the LIBOR Rate for Sterling and EURIBOR Rate for euros plus a borrowing margin as described below. Interest on Eurocurrency Rate Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months and every three months in the case of interest periods of six months or longer.

              Base Rate Loans bear interest at (a) the greater of (i) the rate most recently announced by Deutsche Bank as its "prime rate", (ii) the Federal Funds Rate plus 1/2 of 1% per annum or (iii) the one month LIBOR Rate plus 1.0%; plus (b) a borrowing margin as described below. Interest on Base Rate Loans is payable quarterly in arrears.

Total Leverage Ratio	Eurocurrency Revolving Loans and Term Loans	Base Rate Loans
Greater than or equal to 3.5 to 1	2.00%	1.00%
Greater than or equal to 2.5 to 1 but less than 3.5 to 1	1.75%	0.75%
Less than 2.5 to 1	1.50%	0.50%

    Security and Guarantees

              The existing credit facilities and any interest rate or other hedging arrangements entered into with any of the lenders under the existing credit facilities are obligations of Ball Corporation and the other subsidiary borrowers and guaranteed by Ball Corporation and all of its present and future material domestic subsidiaries. The existing credit facilities are secured by (i) a valid first priority perfected lien or pledge on 100% of the stock of each of Ball Corporation's present and future direct and indirect material domestic subsidiaries and (ii) a valid first priority perfected lien or pledge on 65% of the stock of certain of Ball Corporation's present and future material foreign subsidiaries. The obligations of each foreign subsidiary of Ball Corporation that is a subsidiary borrower are secured by a pledge of the stock of such foreign subsidiary borrowers.

    Covenants

              The loan documentation contains customary negative covenants and financial covenants. During the term of the existing credit facilities, the negative covenants restrict Ball Corporation and its subsidiaries' ability to do certain things, including but not limited to: incur certain additional indebtedness; create, incur or permit certain liens on property and assets; engage in certain mergers or consolidations; engage in asset dispositions; declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so; make loans and investments; enter into transactions with affiliates; enter into sale and lease-back transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness.

              The credit agreement also requires Ball Corporation to maintain a maximum leverage ratio of not greater than 4.0 to 1 and an interest coverage ratio of not less than 3.5 to 1.

    Mandatory Prepayment

              Ball Corporation is required to make a mandatory prepayment of the loans under its existing credit facilities in an amount equal to 50% of excess cash flow as defined in the loan documentation unless (a)(i) the total leverage ratio is less than 3.50x, or (i) the Moody's rating is at least Ba3 and the S&P rating is at least BB-, and (b) no default or event of default exists. In addition, Ball Corporation is required to make a mandatory prepayment of the loans under its existing credit facilities with, among other things, 100% of the net cash proceeds of any asset sale or proceeds of insurance or condemnation payments, each subject to certain exceptions. Mandatory prepayments of term loans under the credit agreement shall be applied as directed by Ball Corporation if no event of default exists and otherwise on a pro rata basis.

    Events of Default

              The loan documentation for the existing credit facilities contains customary events of default, including, but not limited to, cross defaults to Ball Corporation's other material debt and certain change of control events.

Accounts Receivable Securitization Facility

              In August 2011, the Company entered into an accounts receivable securitization agreement for a term of three years with PNC Bank, N.A. as administrator and SMBC Nikko Securities America as a co-purchaser. The maximum the Company can borrow under this agreement can vary between $110 million and $235 million depending on the seasonal accounts receivable balances in the Company's North American packaging businesses. At March 31, 2013, $171 million of accounts receivable were sold under this agreement. Borrowings under the securitization agreement are included within the short-term debt and current portion of long-term debt line on the balance sheet.

7.125% Senior Notes Due 2016

    General

              The following summary of the 2016 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the second supplemental indenture, dated August 20, 2009, governing the 2016 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated August 20, 2009, and filed on August 26, 2009.

              The 2016 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

    Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2016 notes is $375 million. The 2016 notes will mature on September 1, 2016. Interest on the 2016 notes accrues at a rate of 7.125% per annum and is payable semiannually in arrears on September 1 and March 1 of each year to holders of record on the immediately preceding August 15 and February 15.

    Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2016 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2016 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

    Optional Redemption

              At any time prior to September 1, 2013, we may redeem all or some of the 2016 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount, plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at September 1, 2013 plus (y) all required interest payments due on the note through September 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2016 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

              On or after September 1, 2013, Ball Corporation may redeem all or some of the 2016 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of the years indicated below:

Year	Percentage
2013	103.563%
2014	101.781%
2015 and thereafter	100.000%

    Change of Control

              Upon a change of control, as defined in the indenture governing the 2016 notes, the holders of the 2016 notes have the right to require us to repurchase all or any part of that holder's 2016 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

    Certain Covenants

              The 2016 notes indenture contains certain covenants for the benefit of the holders of the 2016 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

              The 2016 notes indenture provides that if the ratings assigned to the 2016 notes by at least two of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Inc. are equal to or higher than BBB-, Baa3 and BBB-, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2016 notes.

7.375% Senior Notes Due 2019

    General

              The following summary of the 2019 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the third supplemental indenture, dated August 20, 2009, governing the 2019 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated August 20, 2009, and filed on August 26, 2009.

              The 2019 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

    Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2019 notes is $325 million. The 2019 notes will mature on September 1, 2019. Interest on the 2019 notes accrues at a rate of 7.375% per annum and is payable semiannually in arrears on September 1 and March 1 of each year to holders of record on the immediately preceding August 15 and February 15.

    Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2019 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2019 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

    Optional Redemption

              At any time prior to September 1, 2014, we may redeem all or some of the 2019 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at September 1, 2014 plus (y) all required interest payments due on the note through September 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2019 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

              On or after September 1, 2014, Ball Corporation may redeem all or some of the 2019 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.688%
2015	102.458%
2016	101.229%
2017 and thereafter	100.000%

    Change of Control

              Upon a change of control, as defined in the indenture governing the 2019 notes, the holders of the 2019 notes have the right to require us to repurchase all or any part of that holder's 2019 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

    Certain Covenants

              The 2019 notes indenture contains certain covenants for the benefit of the holders of the 2019 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

              The 2019 notes indenture provides that if the ratings assigned to the 2019 notes by at least two of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Inc. are equal to or higher than BBB-, Baa3 and BBB-, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2019 notes.

6.75% Senior Notes Due 2020

    General

              The following summary of the 2020 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the fourth supplemental indenture, dated March 22, 2010, governing the 2020 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 17, 2010, and filed on March 23, 2010.

              The 2020 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

    Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2020 notes is $500 million. The 2020 notes will mature on September 15, 2020. Interest on the 2020 notes accrues at a rate of 6.75% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.

    Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2020 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2020 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

    Optional Redemption

              At any time prior to March 15, 2015, we may redeem all or some of the 2020 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at March 15, 2015 plus (y) all required interest payments due on the note through March 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2020 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

              On or after March 15, 2015, Ball Corporation may redeem all or some of the 2020 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.375%
2015	102.250%
2016	101.125%
2017 and thereafter	100.000%

    Change of Control

              Upon a change of control, as defined in the indenture governing the 2020 notes, the holders of the 2020 notes have the right to require us to repurchase all or any part of that holder's 2020 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

    Certain Covenants

              The 2020 notes indenture contains certain covenants for the benefit of the holders of the 2020 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

              The 2020 notes indenture provides that if the ratings assigned to the 2020 notes by at least two of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Inc. are equal to or higher than BBB-, Baa3 and BBB-, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2020 notes.

5.75% Senior Notes Due 2021

    General

              The following summary of the 2021 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the fifth supplemental indenture, dated November 18, 2010, governing the 2021 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated November 18, 2010, and filed on November 19, 2010.

              The 2021 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

    Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2021 notes is $500 million. The 2021 notes will mature on May 15, 2021. Interest on the 2021 notes accrues at a rate of 5.75% per annum and is payable semiannually in arrears on May 15 and November 15 of each year to holders of record on the immediately preceding May 1 and November 1.

    Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2021 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2021 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

    Optional Redemption

              At any time prior to November 15, 2013, we may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of 2021 notes, including additional 2021 notes, if any, issued under the indenture at a redemption price of par plus the stated interest rate, or 105.75% of the principal amount of the 2021 notes redeemed, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of one or more equity offerings, subject to certain limitations.

              At any time prior to November 15, 2015, we may redeem all or some of the 2021 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at November 15, 2015 plus (y) all required interest payments due on the note through November 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2021 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

              On or after November 15, 2015, Ball Corporation may redeem all or some of the 2021 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Percentage
2015	102.875%
2016	101.917%
2017	100.958%
2018 and thereafter	100.000%

    Change of Control

              Upon a change of control, as defined in the indenture governing the 2021 notes, the holders of the 2021 notes have the right to require us to repurchase all or any part of that holder's 2021 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

    Certain Covenants

              The 2021 notes indenture contains certain covenants for the benefit of the holders of the 2021 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; enter into sale and leaseback transactions; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

              The 2021 notes indenture provides that if the ratings assigned to the 2021 notes by at least two of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Inc. are equal to or higher than BBB-, Baa3 and BBB-, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2021 notes.

5% Senior Notes Due 2022

    General

              The following summary of the 2022 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the seventh supplemental indenture, dated March 9, 2012, governing the 2022 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 8, 2012, and filed on March 9, 2012.

              The 2022 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

    Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2022 notes is $750 million. The 2022 notes will mature on March 15, 2022. Interest on the 2022 notes accrues at a rate of 5% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.

    Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2022 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2022 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

    Optional Redemption

              At any time, we may redeem all or some of the 2022 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2022 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

    Change of Control

              Upon a change of control repurchase event, as defined in the indenture governing the 2022 notes, the holders of the 2022 notes have the right to require us to repurchase all or any part of that holder's 2022 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

    Certain Covenants

              The 2022 notes indenture contains certain covenants for the benefit of the holders of the 2022 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2022 notes.

 DESCRIPTION OF NOTES

              You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Ball," "we," "us" and "our" refer only to Ball Corporation and not to any of its Subsidiaries.

              Ball will issue        % senior notes due 2023 (the "notes") in this offering under a base indenture dated March 27, 2006, among itself and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee, as amended and supplemented by a ninth supplemental indenture with respect to the notes among Ball, the Guarantors and the trustee (the "Ninth Supplemental Indenture"). For convenience, the base indenture, as amended and supplemented by the Ninth Supplemental Indenture, is referred to as the "indenture." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

              The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

              The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

    The Notes

              The notes will be Ball's senior unsecured obligations and will rank:

  •
  equally in right of payment to all of Ball's existing and future senior unsecured Indebtedness, including its existing senior notes; and

  •
  senior in right of payment to all of Ball's future Indebtedness that expressly provides for its subordination to the notes.

              In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors, including the lenders under our existing senior secured credit facilities, would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. Further, borrowings under our existing senior secured credit facilities are secured by a pledge of capital stock of Ball's Domestic Subsidiaries and 65% of the capital stock of certain of Ball's Foreign Subsidiaries. In addition, the assets of the Subsidiaries of Ball that are not Guarantors, such as Ball's Foreign Subsidiaries, Ball Capital Corp. II and the Excluded Subsidiaries, will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See "Risk Factors—Risks Related to the Notes—The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt" and "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables, that do not guarantee the notes."

    The Guarantees

              Ball's payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be the Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball as of the date of the Ninth Supplemental Indenture, other than Ball Capital Corp. II and the Excluded Subsidiaries. Additionally, all future Domestic

Subsidiaries of Ball that guarantee any other Indebtedness of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries, will be required to become Guarantors.

              The subsidiary guarantee of each Guarantor will be such Guarantor's senior unsecured obligation and rank:

  •
  equally in right of payment to all of such Guarantor's existing and future senior unsecured debt, including such Guarantor's guarantee of Ball's existing senior notes; and

  •
  senior in right of payment to all of such Guarantor's future debt that expressly provides for its subordination to such Guarantor's subsidiary guarantee.

              In the event that the Guarantors' secured creditors exercise their rights with respect to the Guarantors' pledged assets, the Guarantors' secured creditors, including the lenders under our existing senior secured credit facilities, would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to their other creditors, including with respect to the guarantees of the notes. In addition, although each Domestic Subsidiary of Ball that guarantees any other Indebtedness of Ball, other than Ball Capital Corp. II and the Excluded Subsidiaries will guarantee the notes, none of Ball's other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including their trade payables, before they will be able to distribute any of their assets to Ball. The non-guarantor subsidiaries generated 37% of our net sales for the year ended December 31, 2012, and held 61% of our assets as of December 31, 2012. See note 20 to the consolidated financial statements of Ball incorporated by reference into this prospectus supplement for more detail about the historical division of Ball Corporation's consolidated revenues and assets between the Guarantor and non-Guarantor Subsidiaries.

Principal, Maturity and Interest

              The notes will be initially limited to $600 million in aggregate principal amount and will mature on                    , 2023. The notes will bear interest at the rate of        % per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

              We will make interest payments on the notes semi-annually in arrears on                and ,                     commencing on                , 2013, to the holders of record at the close of business on the immediately preceding and                (or, if not a business day, then the business day prior). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

              If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made.

              The indenture does not limit the amount of notes that we may issue under the indenture and provides that notes may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of any series, issue additional notes having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby. The notes offered hereby and any such additional notes having the same terms, and ranking equally and ratably with, the notes offered hereby as described above, that are subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Ball may issue one or more other classes of notes under the base indenture and subsequent supplemental indentures. Unless the context requires otherwise, references herein to the "notes" include any additional notes subsequently issued under the indenture that are treated as a single class (but do not include notes subsequently issued under the base indenture and subsequent supplemental indentures that are treated as a different class). Ball will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Methods of Receiving Payments on the Notes

              If a holder of notes has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Ball elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

              The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

              A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

              Ball's payment obligations under the notes will be fully and unconditionally guaranteed by each of Ball's current and future Domestic Subsidiaries that guarantee any other Indebtedness of Ball, other than Ball Capital Corp. II and the Excluded Subsidiaries. Ball's payment obligations under the notes will not be guaranteed by any of Ball's Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.

              Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor's liability on its subsidiary guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—The subsidiary guarantees of the notes could be subordinated or voided by a court."

              A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:

                  (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture and its subsidiary guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee.

              The subsidiary guarantee of a Guarantor will be released:

                  (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Ball or a Subsidiary of Ball;

                  (2)   in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ball;

                  (3)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" or

                  (4)   upon release of such subsidiary Guarantor's Guarantee of all other Indebtedness of Ball.

Optional Redemption

              Ball may redeem the notes at any time in whole, or from time to time in part, in each case, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus in each case, accrued and unpaid interest, if any, to but excluding the redemption date. The redemption prices will be calculated assuming a 360-day year consisting of twelve 30-day months.

              Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

              For purposes of the foregoing discussion, the following definitions apply:

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

              "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations obtained by Ball for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if we are unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by Ball, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

              "Independent Investment Banker" means Deutsche Bank Securities Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Ball.

              "Reference Treasury Dealer" means (i) Deutsche Bank Securities Inc. (or its affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Ball may substitute another institution to act as a Primary Treasury Dealer, and (ii) at least two other Primary Treasury Dealers selected by Ball.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by Ball, of the bid and asked prices for the Comparable Treasury Issue for the notes, expressed in each case as a percentage of its principal amount, quoted in writing to Ball by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

              "Treasury Rate" means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

Mandatory Redemption

              Ball is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

              If a Change of Control Repurchase Event occurs, unless Ball has exercised its right to redeem the notes as described above under "—Optional Redemption" within 60 days after the Change of Control, Ball will make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000, of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to but excluding the date of repurchase (the "Change of Control Payment").

              Within 30 days following any Change of Control Repurchase Event or, at Ball's option, prior to the consummation of the Change of Control transaction, but after the public announcement thereof, Ball will send a notice to each holder describing the transaction or transactions that constitutes the Change of Control and offering to repurchase notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. If sent prior to the date of consummation of the Change of Control transaction, the notice will state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring prior to the Change of Control Payment Date.

              Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control

Repurchase Event provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.

              On the Change of Control Payment Date, Ball will, to the extent lawful:

                  (1)   accept for payment all notes or portions of notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to a Change of Control Offer;

                  (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

                  (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased by Ball.

              The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

              Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

              Ball will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

              The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of "all or substantially all" of the assets of Ball and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and Notice

              If less than all of the notes are to be redeemed at any time, the depositary will select notes for redemption as follows:

                  (1)   if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

                  (2)   if the notes are not listed on any national securities exchange, on a pro rata basis (unless otherwise required by law or applicable stock exchange or depositary requirements).

              No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

              If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

              Any notice of any redemption may, at Ball's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction.

Certain Covenants

    Limitation on Liens

              Ball will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Subsidiaries, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, without securing the notes (together with, at the option of Ball, any other Indebtedness of Ball or any Subsidiary ranking equally in right of payment with the notes) equally and ratably with or, at the option of Ball, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes under this covenant.

              "Permitted Liens" means:

                  (1)   Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a "substantial improvement") of such Principal Property or (y) the placing in operation of such Principal Property after the acquisition or completion of any such construction or substantial improvement;

                  (2)   Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, Ball or any of its Subsidiaries or it otherwise becomes a Subsidiary of Ball; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of Ball and (b) such Lien extends only to the Capital Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball;

                  (3)   Liens securing Indebtedness in favor of Ball and/or one or more of its Subsidiaries;

                  (4)   Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

                  (5)   Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

                  (6)   Liens existing on the date of the Ninth Supplemental Indenture;

                  (7)   Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or clauses (10) or (11) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

                  (8)   Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker's Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

                  (9)   Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of Ball or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

                  (10) Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date such Indebtedness is incurred, the amount that would cause the Consolidated Secured Leverage Ratio of Ball to be greater than 3.00 to 1.00 as of such date of incurrence; or

                  (11) other Liens, in addition to those permitted in clauses (1) through (10) above, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (7) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), taken together with the amount of all Attributable Debt of Ball and its Restricted Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under the covenant described below under the caption "—Limitation on Sale and Leaseback Transactions," not to exceed 15% of the Consolidated Net Tangible Assets of Ball measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred).

              For purposes of clauses (10) and (11) above, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien by Ball or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

    Limitation on Sale and Leaseback Transactions

              Ball will not, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which Ball or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by Ball or the Restricted Subsidiary to such other Person (a "Sale and Leaseback Transaction"), except that a Sale and Leaseback Transaction is permitted if Ball or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

              In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in "—Limitation on Liens" above:

                  (1)   temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

                  (2)   leases between only Ball and a Restricted Subsidiary of Ball or only between Restricted Subsidiaries of Ball;

                  (3)   leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by Ball) of the subject property and Ball applies an amount equal to the net proceeds of the sale to the retirement of long term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, Ball may deliver notes or other debt securities to the trustee for cancellation; and

                  (4)   leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

    Merger, Consolidation or Sale of Assets

              Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1)   either:

                      (a)   Ball is the surviving corporation; or

                      (b)   the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is either a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, if such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

                  (2)   the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

                  (3)   immediately after such transaction, no Default or Event of Default exists.

              This "Merger, Consolidation or Sale of Assets" covenant will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Subsidiaries.

    Additional Subsidiary Guarantees

              If Ball or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Ninth Supplemental Indenture and such newly acquired or created Domestic Subsidiary guarantees (or is a guarantor of) any other Indebtedness of Ball, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 20 business days of the date on which it was acquired or created or such later date on which it guarantees (or is a guarantor of) such other Indebtedness of Ball; provided, that this covenant does not apply to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.

    Reports

              Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ball will furnish to the trustee and the holders of notes or cause the trustee to furnish to the holders of the notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations:

                  (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ball's certified independent accountants; and

                  (2)   all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

              In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

              In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              If Ball is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ball will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Ball agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ball's filings for any reason, Ball will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ball were required to file those reports with the SEC.

Events of Default and Remedies

              Each of the following is an Event of Default:

                  (1)   default for 30 days in the payment when due of interest on the notes;

                  (2)   default in payment when due of the principal of, or premium, if any, on the notes;

                  (3)   failure by Ball for 30 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of notes then outstanding to comply with the provisions described under the captions "—Repurchase at the Option of Holders Upon a Change of Control;"

                  (4)   failure by Ball or any of its Subsidiaries for 60 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of notes then outstanding to comply with any of the other agreements in the indenture or the notes;

                  (5)   default under any Indebtedness for money borrowed by Ball or any of its Subsidiaries (other than a receivables securitization entity) (or the payment of which is guaranteed by Ball or any of its Subsidiaries (other than a receivables securitization entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the Ninth Supplemental Indenture, if that default:

                      (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness on or before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                      (b)   results in the acceleration of such Indebtedness prior to its express maturity; and

                      (c)   in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more or its foreign currency equivalent, and in each case we have received notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of notes then outstanding and thereafter do not cure the default within 30 days;

                  (6)   failure by Ball or any of its Subsidiaries to pay final judgments aggregating in excess of $75 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7)   any subsidiary guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its subsidiary guarantee, in each case except as permitted by the indenture; and

                  (8)   certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Subsidiaries that is a Significant Subsidiary.

              In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Subsidiary of Ball that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

              Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

              Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

                  (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

                  (2)   holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

                  (3)   such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

                  (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5)   holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

              The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes rescind any acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

              Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days after an executive office becomes aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

              Ball may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees ("Legal Defeasance") except for:

                  (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

                  (2)   Ball's obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (3)   the rights, powers, trusts duties and immunities of the trustee, and Ball's and the Guarantors' obligations in connection therewith; and

                  (4)   the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture.

              In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

              In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1)   Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the notes are being defeased to maturity or to a particular Redemption Date;

                  (2)   in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Ninth Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3)   in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

                  (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

                  (6)   Ball must deliver to the trustee an officers' certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

                  (7)   Ball must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

              Except as provided in the next two succeeding paragraphs, the indenture or the notes or the subsidiary guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the subsidiary guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

              Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

                  (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

                  (2)   reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders Upon a Change of Control Repurchase Event);"

                  (3)   reduce the rate of or change the time for payment of interest on any note, including default interest;

                  (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration;

                  (5)   make any note payable in money other than that stated in the notes;

                  (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

                  (7)   release any Guarantor that is a Significant Subsidiary from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

                  (8)   make any change in the preceding amendment and waiver provisions.

              Notwithstanding the preceding, without the consent of any holder or holders of notes, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes or a subsidiary guarantee:

                  (1)   to cure any ambiguity, defect or inconsistency;

                  (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

                   (3)   to provide for the assumption of Ball's or a Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Ball's or such Guarantor's assets, as applicable;

                   (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

                   (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes;

                   (6)   to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the subsidiary guarantees or the notes;

                   (7)   to evidence and provide for the acceptance of appointment by a successor trustee;

                   (8)   to add guarantees with respect to the notes;

                   (9)   to secure the notes; and

                   (10) to release any Lien granted in favor of the holders of the notes pursuant to the covenant described in "Certain Covenants—Limitation on Liens" upon release of the Lien securing the underlying obligation that gave rise to such Lien.

              The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

              After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

              The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

                  (1)   either:

                      (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

                      (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

                  (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound;

                  (3)   Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

                  (4)   Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the Redemption Date, as the case may be.

              In addition, Ball must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

              If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

              The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

              The notes will initially be represented by global notes in registered, global form (collectively, the "Global Notes"). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

              Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

              The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Ball takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

              DTC has advised Ball that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

              DTC has also advised Ball that, pursuant to procedures established by it:

                  (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

                  (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

              Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

              Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

              Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Ball and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ball, the trustee nor any agent of Ball or the trustee has or will have any responsibility or liability for:

                  (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or

    Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

                  (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

              DTC has advised Ball that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ball. Neither Ball nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Ball and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

              Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

              DTC has advised Ball that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

              Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Ball nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

              A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

                  (1)   DTC (a) notifies Ball that it is unwilling or unable to continue as depositary for the Global Notes and Ball fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

                  (2)   Ball, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

                  (3)   there has occurred and is continuing a Default or Event of Default with respect to the notes.

              In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

              Ball will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Ball will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ball expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

              Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

              "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

              "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

              "Board of Directors" means:

                  (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members or managers thereof; and

                  (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

              "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

              "Capital Stock" means:

                  (1)   in the case of a corporation, corporate stock;

                  (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

              "Change of Control" means the occurrence of any of the following:

                  (1)   the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Subsidiaries taken as a whole to any "person," as that term is used in Section 13(d)(3) of the Exchange Act, other than to Ball or any of its Subsidiaries;

                  (2)   the adoption of a plan relating to the liquidation or dissolution of Ball;

                  (3)   the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares; provided that any holding company that conducts no material activities other than holding Capital Stock of Ball or any direct or indirect parent of Ball and has no other material assets or liabilities other than such Capital Stock will not itself be considered a "person" for purposes of this clause (3);

                  (4)   the first day on which a majority of the members of the Board of Directors of Ball are not Continuing Directors; or

                  (5)   Ball consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Ball, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Ball is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Ball outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

              "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Ratings Event.

              "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1)   provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (2)   consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (3)   depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (4)   non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

              "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication):

                  (1)   the Net Income (but not loss) of any Person (other than Ball) that is not a Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

                  (2)   the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

                  (3)   the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (4)   the cumulative effect of a change in accounting principles;

                  (5)   any gains or losses (on an after-tax basis) attributable to asset dispositions;

                  (6)   all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

                  (7)   any non-cash compensation expenses recorded from grants of stock options, restricted stock and other equity equivalents to officers, directors and employees;

                  (8)   any impairment charge or asset write off;

                  (9)   net charges associated with or related to any restructurings;

                  (10) all financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of Ball and its Subsidiaries incurred as a result of asset acquisitions, investments, asset sales and the issuance of Capital Stock or Indebtedness, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related asset acquisition, investment or asset sale;

                  (11) expenses incurred by Ball or any Subsidiary to the extent reimbursed in cash by a third party;

                  (12) all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being "Non-Cash Restructuring Charges"); and

                  (13) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

              "Consolidated Net Tangible Assets" means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Secured Indebtedness" means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Capital Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.

              "Consolidated Secured Leverage Ratio" means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on Principal Property of such Person or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated Cash Flow is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the "Calculation Date"), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

              In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:

                  (1)   acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

                  (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Ball (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense resulting from such acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Ball who:

                  (1)   was a member of the Board of Directors on the date of the Ninth Supplemental Indenture; or

                  (2)   was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by specific action by the Board of Directors or by approval by the Board of Directors of Ball's proxy statement in which such member was named as a nominee for election as a director).

              "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

              "Domestic Subsidiary" means any Subsidiary of Ball that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Ball or its Domestic Subsidiaries.

              "Excluded Subsidiary" means such Subsidiaries of Ball as may from time to time be designated by Ball as "Excluded Subsidiaries" pursuant to an officers' certificate delivered to the trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:

                  (1)   the aggregate of the net sales of all such Subsidiaries shall not exceed $35 million in any twelve-month period; and

                  (2)   the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $35 million.

              "Foreign Subsidiaries" means Subsidiaries of Ball that are not Domestic Subsidiaries.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the Ninth Supplemental Indenture.

              "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

              "Guarantors" means:

                  (1)   each Domestic Subsidiary of Ball as of the date of the Ninth Supplemental Indenture that guarantees any other Indebtedness of Ball (other than Ball Capital Corp. II and the Excluded Subsidiaries); and

                  (2)   any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

              "Hedging Obligations" means, with respect to any specified Person, the net payment obligations of such Person under:

                  (1)   interest rate swap agreements (including from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

                  (2)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

              "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

              The amount of any Indebtedness outstanding as of any date will be:

                  (1)   the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

                  (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                      (a)   the fair market value (as determined in good faith by Ball) of such assets at the date of determination; and

                      (b)   the amount of the Indebtedness of the other Person.

For avoidance of doubt, a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon.

              "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Ball.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

              "Net Income" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

                  (2)   any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

                  (3)   any one time noncash charges (including legal, accounting, debt issuance and debt retirement costs) resulting from the offering of the notes hereby, the application of the net proceeds therefrom and the payment of related fees and expense.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

              "Principal Property" means any manufacturing plant or manufacturing facility owned by Ball or any of its Subsidiaries located within the continental United States that has a net book value in excess of 1.5% of the Consolidated Net Tangible Assets of Ball. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.

              "Rating Agency" means (1) each of Moody's and S&P and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Ball's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Ball as a replacement agency for Moody's or S&P, or both, as the case may be.

              "Rating Date" means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Ball to affect a Change of Control.

              "Ratings Event" means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies):

                  (a)   if the notes are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by both Rating Agencies or

                  (b)   if the notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the notes shall remain rated below Investment Grade by both Rating Agencies.

              "Restricted Subsidiary" means any Domestic Subsidiary (other than Ball Capital Corp. II or any other receivables securitization entity).

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Supplemental Indenture.

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subsidiary" means, with respect to any specified Person:

                  (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

                  (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof,

              For avoidance of doubt, neither Latapack-Ball Embalagens Ltda nor Rocky Mountain Metal Container LLC will be deemed to be a Subsidiary of Ball, in each case for so long as Ball's ownership percentage of the Voting Stock (measured by voting power) of the applicable entity as of the date of the Ninth Supplemental Indenture does not materially increase.

              "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

              The following summary describes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes as of the date hereof by non-U.S. holders that acquire notes for cash at their original issue price pursuant to this offer. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service ("IRS"), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities who elect to apply a mark-to-market method of accounting, U.S. holders that have a functional currency other than the U.S. dollar, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale or other transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address any state, local or non-U.S. tax consequences or any tax consequences other than U.S. federal income tax consequences (including the recently effective medicare contribution tax consequences). This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

              This discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount, as determined for U.S. federal income tax purposes. Original issue discount is de minimis if it is less than 0.25% of a note's stated redemption price at maturity multiplied by the number of complete years from issue date to maturity.

              For purposes of this summary, a "non-U.S. holder" means any beneficial owner of a note (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a "U.S. holder." A "U.S. holder" means a beneficial owner of a note that (as determined for U.S. federal income tax purposes) is, or is treated as, a citizen or individual resident of the United States, a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

              If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Non-U.S. Holders

              Stated Interest.    A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid or accrued on a note if the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States) of such non-U.S. holder, provided that the non-U.S. holder:

    (1)
    does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of our voting stock;

    (2)
    is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

    (3)
    certifies to its non-U.S. status on IRS Form W-8BEN or certain other certification requirements are met.

              Alternatively, a non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder's conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States maintained by such non-U.S. holder), the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. withholding tax, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN).

              Disposition.    A non-U.S. holder generally will not be subject to U.S. federal income taxation or withholding tax with respect to gain realized on the sale, exchange, redemption or other taxable disposition of a note, unless

    (1)
    the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States maintained by such non-U.S. holder); or

    (2)
    in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

UNDERWRITING

              Deutsche Bank Securities Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Deutsche Bank Securities Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Barclays Capital Inc.
Wells Fargo Securities, LLC
RBS Securities Inc.
KeyBanc Capital Markets Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
U.S. Bancorp Investments, Inc.
Rabo Securities USA, Inc.
PNC Capital Markets LLC
SMBC Nikko Capital Markets Limited
ANZ Securities, Inc.
UniCredit Capital Markets LLC
Mitsubishi UFJ Securities (USA), Inc.

Total		$600,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.

              The expenses of the offering, not including the underwriting discount, are estimated at $1 million and are payable by us.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

              We expect that delivery of the notes will be made to investors on or about May       , 2013, which will be the tenth business day following the date of pricing of the notes (such settlement being referred to as "T+10"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of Deutsche Bank Securities Inc. is the administrative agent and collateral agent under our existing senior secured credit facilities, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Barclays Capital Inc., or their affiliates, are a joint lead arranger and joint bookrunner under these credit facilities. Affiliates of each of the underwriters are lenders under these credit facilities, and certain of the underwriters or their affiliates have other lending or credit arrangements with us, including under our accounts receivable securitization facility and our accounts receivable factoring program. We have also entered into certain derivative hedging transactions with some of the underwriters. Deutsche Bank Securities Inc., one of the joint book-running managers for this offering, is also acting as the dealer manager and solicitation agent in connection with the Tender Offer. Because the proceeds will be used to repay the 2016 Notes and to repay borrowings under our revolving credit facilities, the underwriters or their affiliates may receive their pro rata portion of proceeds from this offering to the extent that the underwriters or their affiliates hold any of our existing 2016 Notes and tender such notes in the Tender Offer or are lenders under our revolving credit facilities. In addition, J.P. Morgan Securities LLC and its affiliates beneficially own in excess of 5% of the Company's outstanding equity securities, almost all of which is held in a fiduciary capacity for the benefit of others.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

    (a)
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    (b)
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

    (c)
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

              This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

              No prospectus, disclosure document, offering material or advertisement in relation to the common shares has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of common shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus or any other prospectus, disclosure document, offering material or advertisement relating to the common shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 LEGAL MATTERS

              Certain legal matters as to the validity of the notes are being passed upon by Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. The underwriters have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

PROSPECTUS

Ball Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants

        From time to time, we may offer debt securities, common stock, preferred stock or warrants.

        In addition, selling shareholders to be named in a prospectus supplement may offer and sell, from time to time, shares of Ball Corporation common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "BLL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 5.

        None of the Securities and Exchange Commission, any other state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2012

About This Prospectus	1
Where You Can Find More Information	2
Incorporation of Certain Documents By Reference	2
Disclosure Regarding Forward-Looking Statements	3
Ball Corporation	5
Risk Factors	5
Use of Proceeds	5
Description of Debt Securities and Guarantees	6
Description of Capital Stock	9
Description of Warrants	14
Selling Shareholders	15
Legal Matters	15
Experts	15

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, (1) Ball Corporation may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings and (2) selling shareholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that Ball Corporation and selling shareholders may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        Our principal offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131.

 WHERE YOU CAN FIND MORE INFORMATION

        Ball Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation's SEC filings are also available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball Corporation's common stock is listed.

        This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

  •
  Our Current Report on Form 8-K filed with the SEC on January 26, 2012.

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, including any amendments or reports filed with the SEC for the purpose of updating such description.

  •
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-07349) filed with the SEC on August 3, 2006, as amended, including any amendments or reports filed with the SEC for the purpose of updating such description.

        Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will,""expect,""estimate,""anticipate,""forecast,""plan,""believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the SEC. Some of the factors that we believe could affect our results include, but are not limited to:

  •
  fluctuation in customer and consumer growth, demand and preferences;

  •
  loss of one or more major customers or changes to contracts with one or more customers;

  •
  insufficient production capacity or overcapacity in foreign and domestic metal container industry production facilities and its impact on pricing;

  •
  changes in senior management;

  •
  the ongoing global recession and its effects on liquidity, credit risk, asset values and the economy;

  •
  failure to achieve anticipated productivity improvements or production cost reductions, including those associated with capital expenditures;

  •
  changes in climate and weather;

  •
  fruit, vegetable and fishing yields;

  •
  power and natural resource costs or difficulty in obtaining supplies and energy, such as gas and electric power;

  •
  availability and cost of raw materials, as well as the increases in steel, aluminum and energy costs, and the ability or inability to include or pass on to customers changes in raw material costs;

  •
  changes in the pricing of our products and services; competition in pricing and the possible decrease in, or loss of, sales resulting therefrom;

  •
  insufficient or reduced cash flow;

  •
  the number and timing of the purchases of our common stock;

  •
  the effects of restrictive legislation, including with respect to packaging, such as recycling laws;

  •
  interest rates affecting our debt;

  •
  labor strikes;

  •
  increases and trends in various employee benefits and labor costs, including pension, medical and health care costs as well as the rates of return projected and earned on assets and discount rates used to measure future obligations and expenses of our defined benefit retirement plans;

  •
  antitrust, intellectual property, consumer and other litigation;

  •
  maintenance and capital expenditures;

  •
  goodwill impairment;

  •
  changes in generally accepted accounting principles or their interpretation;

  •
  the authorization, funding, availability and returns of contracts for the aerospace and technologies segment and the nature and continuation of those contracts and related services provided thereunder;

  •
  delays, extensions and technical uncertainties, as well as schedules of performance associated with such segment contracts;

  •
  political and economic instability, including periodic sell-offs on global equity markets, sanctions and the devaluation or revaluation of certain currencies;

  •
  business risks with respect to changes in currency exchange rates;

  •
  terrorist activity or war that disrupts our production or supply

  •
  regulatory action or laws affecting us or our customers or suppliers, or any of their respective products, including tax, environmental, health and workplace safety, including in respect of climate change, or chemicals or substances used in raw materials or in the manufacturing process, particularly publicity concerning Bisphenol-A, or BPA, a chemical used in the manufacture of epoxy coatings applied to many types of containers (including certain of those produced by us);

  •
  technological developments and innovations;

  •
  successful or unsuccessful acquisitions, joint ventures, or divestitures and the integration activities associated therewith;

  •
  changes to unaudited results due to statutory audits of our financial statements or management's evaluation of the our internal control over financial reporting; ongoing uncertainties surrounding sovereign debt of various European countries, including Greece, Portugal, Spain and Italy, as well as ratings agency downgrades of various government's debt; and

  •
  loss contingencies related to income and other tax matters, including those arising from audits performed by national and local tax authorities.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 BALL CORPORATION

        We are a supplier of metal packaging to the beverage, food, personal care and household products industries and a supplier of aerospace systems for civil, commercial and national security aerospace markets.

        Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Ball Corporation's principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated March 27, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior or subordinated;

  •
  applicable subordination provisions, if any;

  •
  whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

  •
  conversion or exchange into other securities;

  •
  whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption (including upon a "change of control") or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  conversion or exchange features;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  extent to which a secondary market for the securities is expected to develop;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 or $5,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of certain material terms of our amended articles of incorporation, our bylaws and our rights plan and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, our bylaws and our rights plan, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.

General

        Our authorized capital structure consists of:

  •
  550,000,000 shares of common stock, without par value; and

  •
  15,000,000 shares of preferred stock, without par value, including 550,000 authorized shares of Series A Junior Participating Preferred Stock.

        As of February 15, 2012, there were 156,118,400 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

  Voting

        The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

  Dividends

        Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.

  Liquidation Rights

        In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.

  Other matters

        Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

        When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

  •
  the title or designation of the series;

  •
  the number of shares to be included in the series;

  •
  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

  •
  the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

  •
  the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

  •
  whether the preferred stock being offered will be listed on any securities exchange;

  •
  if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

  •
  the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

  •
  any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or our bylaws then in effect.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Certain Anti-Takeover Matters

        Certain provisions of our amended articles of incorporation and our bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Classified Board of Directors

        The Indiana Business Corporation Law was amended effective July 1, 2009, to require every corporation that has a class of voting shares registered with the SEC under Section 12 of the Exchange Act to maintain a classified board structure whereby its directors are elected for staggered terms in office. Corporations that were publicly-held at the time the classified board mandate became effective had until July 31, 2009, to amend their bylaws to elect not to be subject to this requirement. We did not amend our bylaws within the prescribed time and, accordingly, we are required to maintain our current classified board structure. Our amended articles of incorporation and bylaws provide for a board of directors consisting of eleven members, divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors.

        The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

  Removal of Directors Only for Cause; Filling Vacancies

        Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

  Advance Notice Requirements

        Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

  Special Meetings of Shareholders

        Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.

  Restrictions on Certain Related Party Business Combination Transactions

        In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:

  •
  any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

  •
  any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

  •
  the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

  •
  any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

  •
  any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

        A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.

        The supermajority voting requirement does not apply, however, if:

  •
  the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

  •
  specified price, form of consideration and procedural requirements have been met.

  Amendment of Articles and Bylaws

        Our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.

  Rights Plan Provisions

        On July 26, 2006, our board of directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 7, 2006 and the attachment of one right for each subsequently issued share of common stock. Each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $185 per right. As a result of the two-for-one split of our common stock in February 2011, each right attaching to a share has automatically split so that one-half of a right is currently attached to each outstanding share of our common stock, and one-half of a right attaches to each newly-issued share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of July 26, 2006, between us and Computershare Investor Services LLC, as rights agent, as amended.

        Generally, if a person or group acquires 10% or more (or, in the case of certain passive investors, 15% or more) of our outstanding common stock, or upon occurrence of certain other events, the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. Generally, certain passive investors who do not state an intention (or reserve the right) to control or influence the Company's management or policies may continue to acquire up to 15% of the Company's common stock under certain circumstances. The rights, which expire in August 6, 2016, are redeemable by us at a redemption price of $0.01 per right.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

  Indiana Business Combinations Statute

        We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.

        Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.

        In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

  •
  the title or designation of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

  •
  the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

  •
  the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  whether such warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

  •
  if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

  •
  if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if necessary, a discussion of certain federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 SELLING SHAREHOLDERS

        Information regarding the beneficial ownership of our common stock by selling shareholders, the number of shares being offered by selling shareholders, the number of shares beneficially owned by a selling shareholder after the applicable offering and whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the prior three years, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$600,000,000

Ball Corporation

    % Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities
BofA Merrill Lynch
Goldman, Sachs & Co.
Barclays
Wells Fargo Securities
RBS
KeyBanc Capital Markets
J.P. Morgan
BNP PARIBAS
US Bancorp
Rabo Securities
PNC Capital Markets LLC
SMBC Nikko
ANZ Securities
UniCredit Capital Markets
Mitsubishi UFJ Securities

May    , 2013